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                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                             ADFLEX SOLUTIONS, INC.

                                       TO

                           INNOVEX ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                                 INNOVEX, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Common Stock"), including the associated rights (the "Rights," and together with the Common Stock the "Shares), of ADFlex Solutions, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to EquiServe, L.P., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                EquiServe, L.P.

         BY MAIL:           BY OVERNIGHT, CERTIFIED OR                  BY HAND:
                              EXPRESS MAIL DELIVERY:
     EquiServe, L.P.             EquiServe, L.P.            Securities Transfer & Reporting
                                                                     Services, Inc.
 Corporate Actions Dept.     Corporate Actions Dept.              c/o EquiServe, L.P.
      P.O. Box 8029             150 Royall Street             100 William Street, Galleria
  Boston, MA 02266-8029          Canton, MA 02021                  New York, NY 10038

  BY FACIMILE TRANSMISSION: (781) 575-2232         CONFIRM BY TELEPHONE: (781) 575-3120
      (For Eligible Institutions Only)

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Innovex Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Innovex, Inc., a Minnesota corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 7, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.
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
--------------------------------------------  --------------------------------------------


Number of Shares: _______________________     Name(s) of Record
Share Certificate No(s). (if                  Holder(s):_______________________
available):______________________________     _________________________________
_________________________________________     _________________________________
Check if Shares will be tendered by           Please Type or Print
book-entry transfer:                          Address(es):_______________________
/ / The Depository Trust Company              ___________________________________
Account Number: _______________________       Zip Code
Dated: _______________________, 1998          Area Code and Tel.
                                              No.:_______________________
                                              Signature(s):_______________________
                                              ____________________________________
--------------------------------------------  --------------------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees delivery to the Depositary, at one of its addresses set forth above, Share Certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq National Market trading days after the date hereof.

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
-------------------------------------------   -------------------------------------------
                Name of Firm                              Authorized Signature

-------------------------------------------   -------------------------------------------
                  Address                                        Title

-------------------------------------------    Name -------------------------------------
                  Zip Code                                Please Type or Print

           Area Code and Tel. No.             Date ---------------------------------, 1998
           ----------------------
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NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD
                    BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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